UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 27, 2017

CymaBay Therapeutics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36500	94-3103561
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7999 Gateway Blvd., Suite 130

Newark, CA 94560

(Address of principal executive offices)

(510) 293-8800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2017, the Compensation Committee (the “Committee”) of the Board of Directors of CymaBay Therapeutics, Inc. (the “Company”), as a result of the recent promotion of Sujal Shah as the Company’s Interim President and Chief Executive Officer, increased Mr. Shah’s annual base salary to $400,000, and granted Mr. Shah an option to purchase 90,000 shares of the Company’s common stock with an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant. The option will vest over an eight month period, subject to continuous service to the Company.

On April 27, 2017, the Board of Directors of the Company promoted Daniel Menold to the position of Vice President, Finance and, in that position, he has become the Company’s principle financial officer and principal accounting officer. Mr. Menold, age 47, has served as the Corporate Controller of CymaBay since January 2014. From 2011 to 2013, Mr. Menold served as Corporate Controller for Zoosk, Inc., a high growth, technology start-up, where he directed the accounting and reporting function. From 2005 to 2010, Mr. Menold was employed with Affymetrix, a public life sciences tools company, serving as Controller and Director of Accounting. Prior to 2005, Mr. Menold held accounting and finance positions of increasing responsibility at public and private life sciences and high technology companies in the Silicon Valley. Mr. Menold began his career in public accounting at Ernst & Young where he served life sciences and high technology companies as an audit manager. Mr. Menold received a M.S. in accounting and B.S. in finance from The University of Virginia McIntire School of Commerce.

On May 3, 2017, the Committee, as a result of the recent promotion of Mr. Menold to the position of Vice President, Finance, increased Mr. Menold’s annual base salary to $250,000, and granted Mr. Menold an option to purchase 35,000 shares of the Company’s common stock with an exercise price per share equal to the fair market value of a share of the Company’s common stock on the date of grant. The option will vest over a four-year period, subject to continuous service to the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CymaBay Therapeutics, Inc.

By:	/s/ Sujal Shah
Name:	Sujal Shah
Title:	Interim President and Chief Executive Officer

Dated: May 3, 2017